AMENDMENT TO CREDIT AGREEMENT

     THIS AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT") is entered into as of May 24, 2000, by and among MIM HEALTH PLANS, INC., a Delaware corporation (the "BORROWER"), MIM CORPORATION, a Delaware corporation ("HOLDINGS"), the other Credit Parties signatory to the Credit Agreement (as defined below), the lending institutions signatories to the Credit Agreement and such other institutions that become a "Lender" pursuant to the Credit Agreement (collectively the "LENDERS" and each individually a "LENDER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("AGENT"), as a Lender and as Agent for the Lenders. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                    RECITALS

     WHEREAS, the Credit Parties entered into that certain Credit Agreement, dated as of February 4, 2000 (as may be amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Lenders made available to the Borrower certain credit facilities; and

     WHEREAS, the Borrower has requested amendments to certain terms of the Credit Agreement; and

     WHEREAS, the Lenders are willing to consent to the requested amendments under the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained and for other valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. Modification of Annex G.


     The parties hereto agree that Section (e) of Annex G of the Credit Agreement is amended to read in its entirety as follows:

          Minimum Net Worth. Holdings and its Subsidiaries on a consolidated basis shall maintain at all times Net Worth equal to or greater than the sum of (a) $35,188,000 plus (b) for each Fiscal Quarter ending after December 31, 1999, seventy five percent (75%) of any increase to Net Worth of Holdings and Subsidiaries above the Net Worth of such Persons as of the end of the immediately preceding Fiscal Quarter.

     SECTION 2. Effectiveness of Amendment. This Amendment shall not be effective until the date on which Holdings and each Credit Party have satisfied (or the Agent and the Requisite Lenders have waived in writing) each of the following conditions precedent:

     (a) The Agent shall have received this Amendment duly executed by all parties hereto;

     (b) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of Holdings and each of the Credit Parties, in form and substance satisfactory to the Agent, with respect to the incumbency of officers of Holdings and each of the Credit Parties authorized to execute and deliver this Amendment; and

     (c) The Agent shall have received payment of all fees and expenses of Agent's counsel in connection with the execution and delivery of this Amendment.

If the foregoing conditions precedent are not satisfied by May 31, 2000, this Amendment shall be null and void. Once the above conditions precedent have been satisfied, then this Amendment shall be deemed to be effective as of the date of the Credit Agreement.

     SECTION 3. Miscellaneous.

     (a) No Waiver. Except to the extent that the Credit Agreement is specifically modified by this Amendment, nothing in this Amendment shall constitute a waiver by the Agent or Lenders of their rights and remedies under the Credit Agreement. No act or omission by the Agent or Lenders under this Amendment or in their relations with Holdings or any Credit Party shall constitute a waiver of any of their rights and remedies under the Credit
Agreement, as amended by this Amendment, unless such waiver is in writing, signed by the Agent, and then only to the extent specifically set forth therein.

     (b) Reaffirmation. Holdings and each Credit Party hereby acknowledge that all terms and conditions of the Credit Agreement, as amended hereby, are and shall remain in full force and effect. Holdings and each Credit Party hereby reaffirm the outstanding principal obligation under the Notes. This Amendment is incorporated into the Credit Agreement by reference and shall constitute a part thereof as if fully set forth therein. In the event that any of the terms or the provisions of the Credit Agreement are inconsistent or contradictory of the terms hereof, the terms of this Amendment shall control.

     (c) Representations and Warranties. Holdings and each Credit Party hereby confirm to the Agent and the Lenders that the representations and warranties of Holdings or any Credit Party contained in the Credit Agreement or any other Loan Document are true and correct as if made on the date hereof.

     (d) Release. Holdings and each Credit Party acknowledge and agree that, as of the date hereof, they do not have any claim, defense or set-off right against the Agent or Lenders or their respective officers, directors, employees, agents, successors, assigns or affiliates, nor any claim, defense or set-off right to the enforcement by the Agents or Lenders of the full amount of the Obligations. Holdings and each Credit Party hereby forever expressly waive, release, relinquish, satisfy, acquit and discharge the Agent and Lenders, and their respective officers, directors, employees, agents, successors, assigns and affiliates, from any and all defenses to payment or other defenses, set-offs, claims, counterclaims, liability and causes of action, accrued or unaccrued, whether known or unknown, which occurred or arose on or prior to the date hereof.

     (e) Counterparts. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission with the same force and effect as if originally executed copies of this Credit Agreement were delivered to all parties hereto.

     (f) Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Amendment shall not affect the validity or enforceability of the remaining portions of this Amendment, or any part thereof.

     (g) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.

                            MIM HEALTH PLANS, INC.



                            By:___________________________________
                            Name:
                            Title:

                            MIM CORPORATION



                            By:___________________________________
                            Name:
                            Title:

                            PRO-MARK HOLDINGS, INC.



                            By:___________________________________
                            Name:
                            Title:

                            GENERAL ELECTRIC CAPITAL CORPORATION, as Agent


                            By:___________________________________
                            Name:
                            Title:

                            GENERAL ELECTRIC CAPITAL CORPORATION, as Lender


                            By:___________________________________
                            Name:
                            Title